Guardant Health Reports Fourth Quarter and Full Year 2023 Financial Results and Provides 2024 Outlook
Full year 2023 revenue growth of 25% driven by clinical volume growth of 39%
Expects full year 2024 revenue to be in the range of $655 to $670 million
PALO ALTO, Calif. February 22, 2024 – Guardant Health, Inc. (Nasdaq: GH), a leading precision oncology company, today reported financial results for the quarter and full year ended December 31, 2023.
Fourth Quarter 2023 Financial Highlights
•Revenue of $155.1 million for the fourth quarter of 2023, an increase of 22% over the fourth quarter of 2022
•Reported 46,400 tests to clinical customers and 9,500 tests to biopharmaceutical customers in the fourth quarter of 2023, representing increases of 29% and 16%, respectively, over the fourth quarter of 2022
Full Year 2023 Financial Highlights
•Revenue of $563.9 million for the full year 2023, an increase of 25% over the full year 2022
•Reported 172,900 tests to clinical customers and 29,900 tests to biopharmaceutical customers in the full year 2023, representing an increase of 39% and 15%, respectively, over the full year 2022
•Lowered full year 2023 operating expenses and improved free cash flow compared to full year 2022
•Ended the year with $1.2 billion in cash, cash equivalents and marketable debt securities
Recent Operating Highlights
•Improved ASPs with Guardant360 LDT CMS reimbursement increased from $3,500 to $5,000 effective January 1, 2024
•Published first paper for Shield™ demonstrating improved adherence with blood-based CRC screening
•Collaborated with US Oncology Network and leading community oncology practices to increase the use of biomarker testing to identify patients who would benefit from therapies
•Appointed Terilyn Juarez Monroe as chief people officer
“2023 marked another strong year for Guardant. This was underscored by our team’s exceptional execution to deliver strong clinical volumes, which grew nearly 40%,” said Helmy Eltoukhy, co-founder and co-CEO. “We also surpassed an important milestone by achieving cash flow breakeven in our Therapy Selection business by year-end. Looking ahead to 2024, we are well positioned for continued growth across our oncology product portfolio and have a strong foundation to deliver long-term shareholder value.”
“We are continuing to make steady progress with FDA on our PMA submission for Shield and look forward to the upcoming Advisory Committee Panel as the next phase of the review process,” said AmirAli Talasaz, co-founder and co-CEO. “2024 will be a pivotal year for our screening business as we prepare to launch our Shield IVD test following expected FDA approval. We are excited to see the impact our test will have to CRC screening when it is broadly launched later this year.”
Fourth Quarter 2023 Financial Results
Revenue was $155.1 million for the fourth quarter of 2023, a 22% increase from $126.9 million for the corresponding prior year period. Precision oncology revenue grew 25%, to $142.2 million for the fourth quarter of 2023, from $113.8 million for the corresponding prior year period, driven predominantly by an increase in clinical and biopharma testing volume, which grew 29% and 16%, respectively, over the prior year period. Development services and other revenue was $12.9 million for the fourth quarter of 2023, compared to $13.1 million for the corresponding prior year period.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $92.5 million for the fourth quarter of 2023, an increase of $12.8 million from $79.8 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 60%, as compared to 63% for the corresponding prior year period. Precision oncology gross margin was 60% in the fourth quarter of 2023, as compared to 62% in the prior year period. The reduction is primarily due to changes in product mix. Development services and other gross margin was 60% in the fourth quarter of 2023, as compared to 74% in the prior year period. The change is primarily due to the cost of processing an increased volume of Shield LDT tests, for which we are currently booking minimal revenue.

Operating expenses (research and development expense, sales and marketing expense, and general and administrative expense) were $206.6 million for the fourth quarter of 2023, as compared to $225.9 million for the corresponding prior year period. Other operating expense was $83.4 million for the fourth quarter of 2023, related to a non-recurring legal accrual. No such other operating expense was recorded for the corresponding prior year period. Non-GAAP operating expenses were $183.1 million for the fourth quarter of 2023, as compared to $201.2 million for the corresponding prior year period.
Net loss was $187.0 million for the fourth quarter of 2023, as compared to $139.9 million for the corresponding prior year period. Net loss per share was $1.58 for the fourth quarter of 2023, as compared to $1.36 for the corresponding prior year period. The year-over-year increase in net loss is primarily due to the non-recurring $83.4 million legal accrual, partially offset by a $32.0 million year over year improvement in loss from operations, excluding the legal accrual impact, and a $11.7 million increase in interest income.
Non-GAAP net loss was $75.9 million for the fourth quarter of 2023, as compared to $119.6 million for the corresponding prior year period. Non-GAAP net loss per share was $0.64 for the fourth quarter of 2023, as compared to $1.17 for the corresponding prior year period.
Adjusted EBITDA loss was $78.4 million for the fourth quarter of 2023, as compared to a $109.8 million loss for the corresponding prior year period.
Free cash flow for the fourth quarter of 2023 was negative $82.8 million, as compared to negative $100.8 million for the corresponding prior year period. Cash, cash equivalents and marketable debt securities were $1.2 billion as of December 31, 2023.
Full Year 2023 Financial Results
Revenue was $563.9 million for 2023, a 25% increase from $449.5 million for the corresponding prior year period. Precision oncology revenue grew 31%, to $514.2 million for 2023, from $392.0 million for the corresponding prior year period, driven predominantly by an increase in clinical and biopharma testing volume, which grew 39% and 15%, respectively, over the prior year period. Development services and other revenue decreased by 14%, to $49.7 million for 2023, from $57.5 million for the corresponding prior year period, primarily due to the timing and amount of milestones related to our companion diagnostics collaboration projects and other service agreements with biopharmaceutical customers, and a reduction in royalty revenue.
Gross profit, or total revenue less cost of precision oncology testing and cost of development services and other, was $336.9 million for 2023, an increase of $43.7 million from $293.2 million for the corresponding prior year period. Gross margin, or gross profit divided by total revenue, was 60%, as compared to 65% for the corresponding prior year period. Precision oncology gross margin was 60% in the year of 2023, as compared to 62% in the prior year period. The reduction is primarily due to changes in product mix. Development services and other gross margin was 57% in the year of 2023, as compared to 86% in the prior year period. The change is primarily due to the inclusion of the full year 2023 cost of processing Shield LDT samples as part of our screening market development activities, for which we are currently booking minimal revenue, compared to the inclusion of the fourth quarter only cost in 2022.
Operating expenses (research and development expense, sales and marketing expense, and general and administrative expense) were $818.2 million for 2023, as compared to $837.6 million for the corresponding prior year period. Other operating expense was $83.4 million for 2023, related to the non-recurring legal accrual discussed above. No such other operating expense was recorded for the corresponding prior year period. Non-GAAP operating expenses were $729.2 million for 2023, as compared to $736.6 million for the corresponding prior year period.
Net loss was $479.4 million for 2023, as compared to $654.6 million for the corresponding prior year period. Net loss per share was $4.28 for 2023, as compared to $6.41 for the corresponding prior year period. The year-over-year improvement in net loss is primarily due to a $99.8 million fair value adjustment related to the Joint Venture acquisition recorded in 2022, a $87.5 million positive change in unrealized gains and losses, a $63.1 million year over year improvement in loss from operations, excluding the legal accrual impact, and a $29.3 million increase in interest income, partially offset by the $83.4 million legal accrual discussed above, and a $23.8 million increase in impairment on non-marketable equity securities.
Non-GAAP net loss was $352.3 million for 2023, as compared to $435.4 million for the corresponding prior year period. Non-GAAP net loss per share was $3.15 for 2023, as compared to $4.26 for the corresponding prior year period.
Adjusted EBITDA loss was $344.2 million for 2023, as compared to a $403.4 million loss for the corresponding prior year period.
Free cash flow for 2023 was negative $345.5 million, as compared to negative $386.9 million for the corresponding prior year period.

2024 Guidance
Guardant Health expects full year 2024 revenue excluding screening to be in the range of $655 to $670 million, representing growth of 16% to 19% compared to full year 2023, and full year 2024 non-GAAP gross margin excluding screening to be in the range of 60% to 62%. Guardant Health expects total non-GAAP operating expenses to be in the range of $740 to $750 million, representing a 1% to 3% increase compared to full year 2023, and free cash flow to be in the range of negative $320 to $330 million in 2024, an improvement compared to the full year 2023.
Webcast Information
Guardant Health will host a conference call to discuss the fourth quarter and full year 2023 financial results after market close on Thursday, February 22, 2024 at 1:30 pm Pacific Time / 4:30 pm Eastern Time. A webcast of the conference call can be accessed at http://investors.guardanthealth.com. The webcast will be archived and available for replay for at least 90 days after the event.
Non-GAAP Measures
Guardant Health has presented in this release certain financial information in accordance with U.S. Generally Accepted Accounting Principles (GAAP) and also on a non-GAAP basis, including non-GAAP cost of precision oncology testing, non-GAAP cost of development services and other, non-GAAP cost of screening, non-GAAP gross profit, non-GAAP gross profit excluding cost of screening, non-GAAP research and development expense, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP other operating expense, non-GAAP loss from operations, non-GAAP net loss, non-GAAP net loss per share, basic and diluted, adjusted EBITDA, and free cash flow.
We define our non-GAAP measures as the applicable GAAP measure adjusted for the impacts of stock-based compensation and related employer payroll tax payments, contingent consideration, amortization of intangible assets, fair value adjustments on marketable equity securities, impairment of non-marketable equity securities and other related assets, fair value adjustments of noncontrolling interest liability, and other non-recurring items.
Adjusted EBITDA is defined as net loss adjusted for interest income; interest expense; other income (expense), net; provision for (benefit from) income taxes; depreciation and amortization expense; stock-based compensation expense and related employer payroll tax payments; contingent consideration; fair value adjustments of noncontrolling interest liability; and other non-recurring items. Free cash flow is defined as net cash used in operating activities in the period less purchase of property and equipment in the period.
We believe that the exclusion of certain income and expenses in calculating these non-GAAP financial measures can provide a useful measure for investors when comparing our period-to-period core operating results, and when comparing those same results to that published by our peers. We exclude certain items because we believe that these income and expenses do not reflect expected future operating performance. Additionally, certain items are inconsistent in amounts and frequency, making it difficult to perform a meaningful evaluation of our current or past operating performance. We use these non-GAAP financial measures to evaluate ongoing operations, for internal planning and forecasting purposes, and to manage our business.
These non-GAAP financial measures are not intended to be considered in isolation from, as substitute for, or as superior to, the corresponding financial measures prepared in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not present the full measure of our recorded costs against its revenue. In addition, our definition of the non-GAAP financial measures may differ from non-GAAP measures used by other companies.
About Guardant Health
Guardant Health is a leading precision oncology company focused on guarding wellness and giving every person more time free from cancer. Founded in 2012, Guardant is transforming patient care by providing critical insights into what drives disease through its advanced blood and tissue tests, real-world data and AI analytics. Guardant tests help improve outcomes across all stages of care, including screening to find cancer early, monitoring for recurrence in early-stage cancer, and helping doctors select the best treatment for patients with advanced cancer. For more information, visit guardanthealth.com and follow the company on LinkedIn, X (Twitter) and Facebook.

Forward Looking Statements
This press release contains forward-looking statements within the meaning of federal securities laws, including statements relating to Guardant Health’s future results, regulatory approval for products or regarding the potential benefits and advantages of Guardant Health’s platforms, assays and tests, which involve risks and uncertainties that could cause Guardant Health’s actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions, and actual outcomes and results could differ materially from these statements due to a number of factors. These and additional risks and uncertainties that could affect Guardant Health’s financial and operating results and cause actual results to differ materially from those indicated by the forward-looking statements made in this press release include those discussed under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operation” and elsewhere in its Annual Report on Form 10-K for the year ended December 31, 2023, and any current and periodic reports filed with or furnished to the Securities and Exchange Commission thereafter. The forward-looking statements in this press release are based on information available to Guardant Health as of the date hereof, and Guardant Health disclaims any obligation to update any forward-looking statements provided to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based, except as required by law. These forward-looking statements should not be relied upon as representing Guardant Health’s views as of any date subsequent to the date of this press release.

Investor Contact:
investors@guardanthealth.com
Media Contact:
Melissa Marasco
press@guardanthealth.com
+1 650-647-3711

Guardant Health, Inc.
Condensed Consolidated Statements of Operations
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Revenue:
Precision oncology testing	$142,189	$113,797	$514,249	$392,049
Development services and other	12,865	13,094	49,699	57,489
Total revenue	155,054	126,891	563,948	449,538
Costs and operating expenses:
Cost of precision oncology testing	57,417	43,706	205,528	148,199
Cost of development services and other	5,100	3,415	21,524	8,126
Research and development expense	89,856	106,578	367,194	373,807
Sales and marketing expense	79,127	81,423	295,227	299,828
General and administrative expense	37,665	37,888	155,800	163,956
Other operating expense	83,400	—	83,400	—
Total costs and operating expenses	352,565	273,010	1,128,673	993,916
Loss from operations	(197,511)	(146,119)	(564,725)	(544,378)
Interest income	13,888	2,150	35,365	6,069
Interest expense	(645)	(644)	(2,578)	(2,577)
Other income (expense), net	(3,316)	5,281	53,174	(12,778)
Fair value adjustments of noncontrolling interest liability	—	—	—	(99,785)
Loss before provision for income taxes	(187,584)	(139,332)	(478,764)	(653,449)
(Benefit from) provision for income taxes	(541)	602	685	1,139
Net loss	$(187,043)	$(139,934)	$(479,449)	$(654,588)
Net loss per share, basic and diluted	$(1.58)	$(1.36)	$(4.28)	$(6.41)
Weighted-average shares used in computing net loss per share, basic and diluted	118,508	102,516	111,988	102,178

 Guardant Health, Inc.
Condensed Consolidated Balance Sheets
(unaudited)
(in thousands, except share and per share data)

	December 31, 2023	December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$1,133,537	$141,647
Short-term marketable debt securities	35,097	869,584
Accounts receivable, net	88,783	97,256
Inventory, net	61,948	51,598
Prepaid expenses and other current assets, net	27,741	31,509
Total current assets	1,347,106	1,191,594
Property and equipment, net	145,096	167,920
Right-of-use assets, net	157,616	174,001
Intangible assets, net	8,979	11,727
Goodwill	3,290	3,290
Other assets, net	124,334	61,453
Total Assets	$1,786,421	$1,609,985
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$187,952	$175,817
Deferred revenue	17,965	17,403
Total current liabilities	205,917	193,220
Convertible senior notes, net	1,139,966	1,137,391
Long-term operating lease liabilities	185,848	210,015
Other long-term liabilities	96,006	9,179
Total Liabilities	1,627,737	1,549,805
Stockholders’ equity:
Common stock, par value of $0.00001 per share; 350,000,000 shares authorized as of December 31, 2023 and December 31, 2022; 121,629,861 and 102,619,383 shares issued and outstanding as of December 31, 2023 and December 31, 2022, respectively	1	1
Additional paid-in capital	2,304,220	1,742,114
Accumulated other comprehensive loss	(3,675)	(19,522)
Accumulated deficit	(2,141,862)	(1,662,413)
Total Stockholders’ Equity	158,684	60,180
Total Liabilities and Stockholders’ Equity	$1,786,421	$1,609,985

Guardant Health, Inc.
Reconciliation of Selected GAAP Measures to Non-GAAP Measures
(unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

GAAP cost of precision oncology testing	$57,417	$43,706	$205,528	$148,199
Amortization of intangible assets	(151)	(351)	(599)	(933)
Stock-based compensation expense and related employer payroll tax payments	(1,164)	(1,793)	(4,727)	(5,575)
Non-GAAP cost of precision oncology testing	$56,102	$41,562	$200,202	$141,691

GAAP cost of development services and other	$5,100	$3,415	$21,524	$8,126
Amortization of intangible assets	(201)	—	(804)	—
Stock-based compensation expense and related employer payroll tax payments	(466)	—	(1,857)	—
Non-GAAP cost of development services and other	$4,433	$3,415	$18,863	$8,126

GAAP gross profit	$92,537	$79,770	$336,896	$293,213
Amortization of intangible assets	352	351	1,403	933
Stock-based compensation expense and related employer payroll tax payments	1,630	1,793	6,584	5,575
Non-GAAP gross profit	$94,519	$81,914	$344,883	$299,721

GAAP cost of screening	$3,453	$2,017	$13,476	$2,017
Amortization of intangible assets	(201)	—	(804)	—
Stock-based compensation expense and related employer payroll tax payments	(466)	—	(1,857)	—
Non-GAAP cost of screening	$2,786	$2,017	$10,815	$2,017
Non-GAAP gross profit excluding cost of screening	$97,305	$83,931	$355,698	$301,738

GAAP research and development expense	$89,856	$106,578	$367,194	$373,807
Stock-based compensation expense and related employer payroll tax payments	(9,409)	(8,071)	(35,286)	(26,928)
Contingent consideration	(450)	(2,577)	(2,082)	(5,229)
Non-GAAP research and development expense	$79,997	$95,930	$329,826	$341,650

GAAP sales and marketing expense	$79,127	$81,423	$295,227	$299,828
Amortization of intangible assets	—	—	—	(201)
Stock-based compensation expense and related employer payroll tax payments	(6,438)	(7,399)	(25,095)	(25,666)
Non-GAAP sales and marketing expense	$72,689	$74,024	$270,132	$273,961

GAAP general and administrative expense	$37,665	$37,888	$155,800	$163,956
Amortization of intangible assets	(339)	(339)	(1,345)	(1,346)
Stock-based compensation expense and related employer payroll tax payments	(7,081)	(6,240)	(25,098)	(37,282)
Contingent consideration	120	(110)	(110)	(4,305)
Non-GAAP general and administrative expense	$30,365	$31,199	$129,247	$121,023

GAAP other operating expense	$83,400	$—	$83,400	$—
Non-recurring other operating expense	(83,400)	—	(83,400)	—
Non-GAAP other operating expense	$—	$—	$—	$—

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

GAAP loss from operations	$(197,511)	$(146,119)	$(564,725)	$(544,378)
Amortization of intangible assets	691	690	2,748	2,480
Stock-based compensation expense and related employer payroll tax payments	24,558	23,503	92,063	95,451
Contingent consideration	330	2,687	2,192	9,534
Non-recurring other operating expense	83,400	—	83,400	—
Non-GAAP loss from operations	$(88,532)	$(119,239)	$(384,322)	$(436,913)

GAAP net loss	$(187,043)	$(139,934)	$(479,449)	$(654,588)
Amortization of intangible assets	691	690	2,748	2,480
Stock-based compensation expense and related employer payroll tax payments	24,558	23,503	92,063	95,451
Contingent consideration	330	2,687	2,192	9,534
Non-recurring other operating expense	83,400	—	83,400	—
Unrealized losses (gains) on marketable equity securities	4,803	(5,437)	(79,710)	7,793
Impairment of non-marketable equity securities and other related assets	—	—	29,054	5,261
Fair value adjustments of noncontrolling interest liability	—	—	—	99,785
Non-recurring other income	(2,631)	(1,100)	(2,631)	(1,100)
Non-GAAP net loss	$(75,892)	$(119,591)	$(352,333)	$(435,384)

GAAP net loss per share, basic and diluted	$(1.58)	$(1.36)	$(4.28)	$(6.41)
Non-GAAP net loss per share, basic and diluted	$(0.64)	$(1.17)	$(3.15)	$(4.26)
Weighted-average shares used in computing GAAP and Non-GAAP net loss per share, basic and diluted	118,508	102,516	111,988	102,178

Guardant Health, Inc.
Reconciliation of GAAP Net Loss to Adjusted EBITDA
(unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

GAAP net loss	$(187,043)	$(139,934)	$(479,449)	$(654,588)
Interest income	(13,888)	(2,150)	(35,365)	(6,069)
Interest expense	645	644	2,578	2,577
Other expense (income), net	3,316	(5,281)	(53,174)	12,778
(Benefit from) provision for income taxes	(541)	602	685	1,139
Depreciation and amortization	10,868	10,169	42,881	35,962
Stock-based compensation expense and related employer payroll tax payments	24,558	23,503	92,063	95,451
Contingent consideration	330	2,687	2,192	9,534
Non-recurring other operating expense	83,400	—	83,400	—
Fair value adjustments of noncontrolling interest liability	—	—	—	99,785
Adjusted EBITDA	$(78,355)	$(109,760)	$(344,189)	$(403,431)

Reconciliation of Free Cash Flow to Net Cash Used in Operating Activities
(unaudited)
(in thousands)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022

Net cash used in operating activities	$(78,728)	$(90,749)	$(324,975)	$(309,463)
Purchase of property and equipment	(4,077)	(10,001)	(20,486)	(77,461)
Free cash flow	$(82,805)	$(100,750)	$(345,461)	$(386,924)